UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2024

RANGE IMPACT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, Suite 400 Cleveland, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 304-6556

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	RNGE	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2024, the Board of Directors of Range Impact, Inc. (the “Company”) elected Patricia Missal as Chief Financial Officer, replacing Richard McKilligan who had previously served as the Company’s Chief Financial Officer, Counsel and Secretary. Mr. McKilligan will remain as Chief Financial Officer of Graphium Biosciences, Inc., a wholly-owned subsidiary of the Company (“Graphium”). In addition, Dr. Brandon Zipp, who had served as the Company’s Chief Science Officer, will, effective April 25, 2024, serve exclusively as the Chief Science Officer of Graphium.

Ms. Missal, age 55, has served as Controller of the Company since January 2023. Ms. Missal previously served as the Chief Financial Officer of Lux Global Label Company from August 2019 to February 2020, and then again from June 2021 to December 2022. She also served as Chief Financial Officer of Thirty-One Gifts, LLC from December 2019 to June 2021, and as Chief Financial Officer of Aero Communications, Inc. from September 2011 to June 2019. Ms. Missal, a CPA, received her BSBA in Accounting from Ashland University and her MBA from Cleveland State University.

In addition to her annual base salary of $225,000, Ms. Missal will be granted options under the Company’s Equity Incentive Plan to purchase an aggregate of 250,000 shares of the Company’s common stock, one-half vesting on the commencement of her duties as Chief Financial Officer and the remaining half vesting on the first anniversary of such date. The exercise price will be set at the stock closing price on April 25, 2024. The terms of such grants will be subject to the provisions of the Company’s Equity Incentive Plan and the related award agreement.

Item 8.01 Other Events.

Press Release

On April 26, 2024, the Company issued a press release relating to this Item 5.02 and other matters relating to the proposed restructuring of Graphium. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 (including Exhibit 99.1) is furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Portions of this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release issued by the Company on April 26, 2024, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE IMPACT, INC.

Dated: April 26, 2024	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer